Exhibit 16

January 22, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-2000

Re:     Organic Agricultural Company Limited

           File #: 0-56168

We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by Organic Agricultural Company Limited (the “Registrant”) in item 4.01 of its Form 8-K dated January 10, 2024.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

Wei, Wei & Co., LLP